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                                                                EXHIBIT 5.1

                     [LETTERHEAD OF VINSON & ELKINS L.L.P.]

(713) 758-2222                                                    (713) 758-2346


                               September 3, 1998


Newfield Exploration Company
363 N. Sam Houston Parkway, E., Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:

         We acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the registration by the Company, Newfield Financial Trust I, a Delaware statutory business trust ("Trust I"), and Newfield Financial Trust II, a Delaware statutory business trust ("Trust II" and, together with Trust I, the "Trusts") under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), (ii) shares of preferred stock, par value $.01 per share, of the Company in one or more series ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), (iii) shares of common stock, par value $.01 per share, of the Company ("Common Stock"), (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, (v) in addition to the Debt Securities, debentures (the "Trust Debentures") that may be purchased by one or both of the Trusts with the proceeds from the sale of preferred securities of the applicable Trust ("Preferred Securities") and (vi) guarantees by the Company of obligations of the Trusts pursuant to Preferred Securities and (b) by the Trusts from time to time pursuant to Rule 415 under the Securities Act of Preferred Securities ("Preferred Securities Guarantees"). The aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Trust Debentures, Preferred Securities and Preferred Securities Guarantees offered by the Company and the Trusts in any such offering (the "Securities") will not exceed $275,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Form S-3 Registration Statement, as amended (the "Registration Statement"), to which this opinion is an exhibit.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Second Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the forms of Senior Indenture between the Company and First Union National Bank, as trustee, (each a "Senior Debt Indenture") relating to either senior or senior subordinated debt of the Company ("Senior Debt Securities") included as exhibits to the Registration Statement, (iii) the form of Subordinated Indenture between the Company and First Union National Bank, as trustee, (the "Subordinated Debt Indenture") relating to subordinated debt of the Company ("Subordinated Debt Securities") included as an exhibit to the Registration Statement, (iv) the Certificate of Trust of Trust I dated August 28, 1998, (v) the Certificate of Trust of Trust II dated August 28, 1998, (v) the Trust Agreement of Trust I, dated August 28, 1998, among the Company, as depositor, and the trustees of Trust I named therein, (vi) the Trust Agreement of Trust II, dated August 28, 1998, among the Company, as depositor, and the trustees of Trust II named
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Newfield Exploration Company
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September 3, 1998


therein, (vii) the forms of Amended and Restated Trust Agreement (each a "Trust Agreement") with respect to each of the Trusts to be entered into among the Company, as depositor, the trustees of the applicable Trust to be named therein and the holders of Preferred Securities from time to time included as exhibits to the Registration Statement, (viii) the forms of Preferred Securities Guarantee Agreement (each a "Preferred Guarantee Agreement") to establish Preferred Securities Guarantees included as exhibits to the Registration Statement, (ix) the forms of Common Securities Guarantee Agreement (each a "Common Guarantee Agreement"), (x) the forms of Junior Convertible Subordinated Indenture (each a "Debenture Indenture") to be entered into between the Company and First Union National Bank included as exhibits to the Registration Statement, and (xi) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each applicable Trust Agreement, Preferred Guarantee Agreement, Common Guarantee Agreement and Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) each person signing each such Trust Agreement, Preferred Guarantee Agreement, Common Guarantee Agreement and Indenture will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate).

         Based upon the foregoing examination and review, we are of the opinion that:


         (i) When (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"),
                  (b) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction
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Newfield Exploration Company
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September 3, 1998


                  imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture will be duly authorized, validly issued, fully paid and nonassessable.

         (ii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock (and Depositary Shares, if applicable), and (b) such shares have been issued and sold as contemplated in the Registration Statement, all such shares will be duly authorized, validly issued, fully paid and nonassessable.

         (iii) When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any Warrants, (b) the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (c) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, (1) such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, (2) any Debt Securities issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (i) above being met, constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, (3) any shares of Common Stock issued upon conversion of any such Debt Securities will be duly authorized, validly issued, fully paid and nonassessable and (4) any shares of Common Stock or Preferred Stock (or Depositary Shares, if applicable) issued upon exercise of any such Warrant will, subject to the qualifications set forth in paragraph (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable.


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Newfield Exploration Company
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September 3, 1998

         (iv) When (a) the applicable Debenture Indenture has been duly qualified under the TIA, (b) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and terms of any Trust Debentures, (c) such Trust Debentures have been duly executed and authenticated in accordance with the Debenture Indenture and issued and sold as contemplated in the Registration Statement, such Trust Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganizations, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles and (d) and any shares of Common Stock issued upon conversion of any such Trust Debentures will, subject to the qualifications in paragraph (ii) above being met, be duly authorized, validly issued, fully paid and nonassessable.

         (v) When (a) the applicable Preferred Guarantee Agreement has been duly qualified under the TIA, and (b) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve any Preferred Securities Guarantees, such Preferred Securities Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

         The foregoing opinions are limited to the laws of the United States of America and to the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Validity of Securities." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                        /s/ Vinson & Elkins L.L.P.